Exhibit 99.B(q)(1)

SEI EXCHANGE TRADED FUNDS TRUST

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned trustees of the above-referenced open-end management investment company registered under the Investment Company Act of 1940, as amended (the “Trust”), a Delaware statutory trust, hereby constitute and appoint Robert A. Nesher, Timothy D. Barto, Peter Rodriguez, Timothy W. Levin, Sean Graber and John J. O’Brien, each of them singly, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to sign for us and in our name, place and stead, and in the capacities indicated below, to sign any and all Registration Statements and all amendments thereto relating to the offering of the Trust’s shares under the provisions of the Investment Company Act of 1940 and/or the Securities Act of 1933, each such Act as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in counterparts and all such counterparts will constitute on Power of Attorney.

IN WITNESS WHEREOF, the undersigned has hereunto set their hands as of February 4, 2022.

/s/ William M. Doran	/s/ Nina Lesavoy
William M. Doran	Nina Lesavoy
Trustee	Trustee

/s/ James M. Williams	/s/ Mitchell A. Johnson
James M. Williams	Mitchell A. Johnson
Trustee	Trustee

/s/ Hubert L. Harris, Jr.	/s/ Susan C. Cote
Hubert L. Harris, Jr.	Susan C. Cote
Trustee	Trustee

/s/ James B. Taylor	/s/ Christine Reynolds
James B. Taylor	Christine Reynolds
Trustee	Trustee

/s/ Thomas Melendez
Thomas Melendez
Trustee